UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 19, 2007 (April 13, 2007)
Date of Report
(Date of earliest event reported)

EV Energy Partners, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33024	20-4745690
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

SIGNATURES

Exhibit Index

Exhibit 99.1 - Press Release dated April 16, 2007

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2007, EV Energy Partners, L.P. (the “Partnership”) along with certain institutional partnerships managed by EnerVest Management Partners, Ltd., the owner of 71.25% of the interest in the Partnership’s general partner, entered into a definitive purchase and sale agreement with Anadarko Petroleum Corporation to acquire oil and natural gas properties in Central and East Texas. The Partnership will acquire an interest in these assets for $100 million. The acquisition, which is expected to close by the end of June 2007, is subject to customary closing conditions, including the termination of any waiting period under federal anti-trust laws, and purchase price adjustments.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 16, 2007

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EV ENERGY PARTNERS, L.P. (Registrant)

By: EV Energy GP, L.P., its general partner

By: EV Management, L.L.C., its general partner

Date: April 19, 2007	By:	/s/ Michael E. Mercer
Michael E. Mercer Senior Vice President and Chief Financial Officer

  Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 16, 2007.